Exhibit 99.1

EPICEPT
CORPORATION


CONTACTS
EPICEPT CORPORATION
Robert W. Cook
(914) 606-3572
rcook@epicept.com

MEDIA:
FEINSTEIN KEAN HEALTHCARE
Francesca T. DeVellis
(617) 577-8110
francesca.devellis@fkhealth.com

INVESTORS:
LIPPERT/HEILSHORN & ASSOCIATES
Kim Sutton Golodetz
(212) 838-3777
kgolodetz@lhai.com
Bruce Voss
(310) 691-7100
bvoss@lhai.com


         EPICEPT LICENSES PATENT FOR BUPIVACAINE IN BACK PAIN TO DURECT
                    - ADVANCES STRATEGY TO OPTIMIZE VALUE OF
                  INTELLECTUAL PROPERTY ASSETS TO TREAT PAIN -

TARRYTOWN, NY - (DECEMBER 26, 2006) - EpiCept Corporation (Nasdaq and OMX
Stockholm: EPCT) today announced it entered into a license agreement with DURECT Corporation (NASDAQ: DRRX) pursuant to which it has granted DURECT the exclusive, worldwide rights to certain of EpiCept's intellectual property for a transdermal patch containing bupivacaine for the treatment of back pain. Under the terms of the agreement, EpiCept will receive a $1.0 million upfront payment and up to an additional $9.0 million in milestone payments as well as certain royalty payments on future product sales.

"The signing of this license agreement directly supports our strategy to broaden the application of EpiCept's patent estate in managing back pain beyond the use of lidocaine," remarked Jack Talley, EpiCept President and CEO. "We continue to be focused on the internal development of LidoPAIN(R) BP, a lidocaine-containing patch for acute back pain, in conjunction with Endo Pharmaceuticals, while we also have granted Endo access to our patents for the development of Lidoderm(R) as a treatment for chronic back pain. This arrangement with DURECT advances our strategy to maximize the number of opportunities from which we may earn future royalties on the use of our patents. In economic terms, this new arrangement is similar to our arrangement with Endo."

ABOUT BACK PAIN

An estimated 80 percent of adults experience one or more episodes of back pain in their lifetime; the one-year prevalence rate is approximately 15 percent to 20 percent, with some estimates as high as 40 percent. Research from Duke University Medical Center found that the annual cost of treating patients with back pain in the United States exceeds $90 billion, with prescription drugs accounting for approximately $14.1 billion, or more than 15 percent, of that amount.

ABOUT EPICEPT CORPORATION

EpiCept is focused on unmet needs in the treatment of pain and cancer. EpiCept has a staged portfolio of pharmaceutical product candidates with several pain therapies in late-stage clinical trials, and a lead oncology compound (for acute myeloid leukemia, or AML) with demonstrated efficacy in a Phase III trial; a marketing authorization application for this compound has been submitted in Europe. EpiCept is based in Tarrytown, N.Y., and its research and development team in San Diego is pursuing a drug discovery program focused on novel approaches to apoptosis.

FORWARD-LOOKING STATEMENTS

This news release and any oral statements made with respect to the information contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements which express plans, anticipation, intent, contingency, goals, targets, future development and are otherwise not statements of historical fact. These statements are based on EpiCept's current expectations and are subject to risks and uncertainties that could cause actual results or developments to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Factors that may cause actual results or developments to differ materially include: the risk that Ceplene will not receive regulatory approval or marketing authorization in the EU, the risk that our other product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later stage clinical trials, the risk that EpiCept will not obtain approval to market any of its product candidates, the risks associated with reliance on additional outside financing to meet its capital requirements, the risks associated with reliance on collaborative partners and others for further clinical trials, development, manufacturing and commercialization of our product candidates; the cost, delays and uncertainties associated with our scientific research, product development, clinical trials and regulatory approval process; our history of operating losses since our inception; competition; litigation; the potential delisting of our common stock by the Nasdaq Global Market; risks associated with the material weaknesses in our internal controls and the outcome of our SOX 404 audit; and risks associated with our ability to protect our intellectual property. These factors and other material risks are more fully discussed in EpiCept's periodic reports, including its reports on Forms 8-K, 10-Q and 10-K and other filings with the U.S. Securities and Exchange Commission. You are urged to carefully review and consider the disclosures found in EpiCept's filings which are available at www.sec.gov or at www.epicept.com. You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be wrong due to inaccurate assumptions, unknown risks or uncertainties or other risk factors.


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EPCT - GEN